UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2013

FRANKLIN STREET PROPERTIES CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 557-1300

                                Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 1, 2013, FSP 999 Peachtree Street LLC (the “Buyer”), a wholly-owned subsidiary of Franklin Street Properties Corp. (the “Company”), completed the acquisition of a 28-story, multi-tenant office building containing approximately 621,007 rentable square feet of space and a parking garage in the midtown submarket of Atlanta, Georgia (the “Property”) pursuant to a real estate purchase and sale agreement (the “Agreement”) from Jamestown 999 Peachtree, L.P. (the “Seller”).  There were no material relationships, other than in respect of the Agreement, among the Buyer and the Seller, the Company or any of the Company’s affiliates.  The Property is located at 999 Peachtree Street. The purchase price of the Property was $157,900,000 and was paid in cash by the Buyer to the Seller at the closing on July 1, 2013. Neither the Buyer nor the Company incurred any mortgage indebtedness to purchase the Property.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2013 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The Company will file the required financial statements under cover of Form 8-K/A no later than 71 calendar days after the date that this Current Report was required to be filed.

(b)    Pro Forma Financial Information.

The Company will file the required pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date that this Current Report was required to be filed.

(d)    Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

By: /s/ George J. Carter

George J. Carter

President and Chief Executive Officer

Date: July 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated March 8, 2013, between Jamestown 999 Peachtree, L.P. and FSP 999 Peachtree Street LLC, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 13, 2013 (File No. 001-32470).